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                                  EXHIBIT 10.4

               INCENTIVE STOCK OPTION AWARD AGREEMENT PURSUANT TO
                  THE WESTWOOD HOMESTEAD FINANCIAL CORPORATION
                             1997 STOCK OPTION PLAN
       (Assumed by Camco Financial Corporation Effective January 6, 2000)


     THIS AGREEMENT is made to be effective as of January 27, 2005, by and between Camco Financial Corporation (the "Company") and ______________ (the "Optionee").

     In consideration of the mutual promises and agreements contained herein, the parties hereto make the following agreement, intending to be legally bound thereby:

     1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase _____ common shares of the Company. The Option is intended to qualify as an incentive stock option (an "ISO") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Terms and Conditions of the Option.

        (A) Option Price. The purchase price (the "Option Price") to be paid by the Optionee to the Company upon the exercise of the Option shall be $____ per share.

        (B) Exercise of the Option. Subject to the provisions of the Plan and the other provisions of this Agreement, including but not limited to Section 4(C) of this Agreement, the Option is immediately exercisable and shall remain exercisable until January 27, 2005. The Option may be exercised to purchase less than the total number of common shares subject to the Option at any time and from time to time. The Option may not be exercised unless the common shares issued upon such exercise are first registered pursuant to any applicable federal or state laws or regulations or, in the opinion of counsel to the Company, are exempt from such registration. Nothing contained in the Plan or in this Agreement shall be construed to require the Company to take any action whatsoever to make exercisable any Option or to make transferable any shares issued upon the exercise of any Option.

        (C) Period of Exercisability. The Option may be exercised by the Optionee only while he is an employee of the Company or a subsidiary of the Company and has maintained Continuous Service (as defined in the Plan) from the date of the grant of the Option, or within one year after termination of such Continuous Service (but not later than the date on which the Option would otherwise expire), except if the Optionee's Continuous Service terminates by reason of (1) Just Cause (as defined in the Plan), then the Option shall expire on the date of such termination, (2) death, then the Option may be exercised within two years from the date of the Optionee's death (but not later than the date on which the Option would otherwise expire) by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution or (3)

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Disability (as defined in the Plan), then the Option may be exercised within one year from the date of termination of employment due to Disability, but not later than the date on which the Option would otherwise expire. The Committee's determination whether an Optionee's Continuous Service has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

        (D) Method of Exercise. The Option may be exercised by giving written notice of exercise to the Company in care of the President or the Treasurer of the Company stating the number of shares subject to the Option in respect of which it is being exercised. Such notice shall be accompanied by payment in full of the Option Price in cash or by certified or cashier's check unless the Committee in its sole discretion permits payment of the Option Price in common shares already owned by the Optionee, or by surrendering outstanding Options or by another method approved by the Committee.

        (E) Mandatory Six-Month Holding Period. Notwithstanding any other provision of this Agreement or the Plan to the contrary, common stock of the Company that is purchased upon exercise of this Option may not be sold within the six-month period following the grant of this Option, except in the event of the Optionee's death, Disability, or retirement, or upon a Change in Control (as defined in the Plan).

     3. Non-Assignability of the Option. The Option shall not be assignable or transferable by the Optionee except by will or the laws of descent and distribution, and the terms and conditions of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     4. Incentive Stock Option Qualification. The Option is intended to be an ISO under Section 422 of the Code. The Optionee acknowledges that in order for the Option to qualify as an ISO, the following additional conditions must be satisfied:

        (A) The Optionee must remain employed by the Company (or a subsidiary of the Company) at least until three months before the Option is exercised (or one year in the case of an Optionee who is disabled within the meaning of Section 22(e)(3) of the Code);

        (B) The Optionee may not dispose of the common shares acquired upon the exercise of the Option (i) within two years of the date of the grant of the Option, and (ii) within one year after the date of the exercise of the Option; and

        (C) The aggregate fair market value (determined as of the date of the grant of the Option) of the common shares with respect to which ISOs are exercisable under all plans of the Company or a subsidiary for the first time by the Optionee in any calendar year shall not exceed $100,000, or such other limit as may be required by the Code.

     To the extent that the Optionee does not comply with the foregoing conditions, such portion of the Option will not be deemed to be an ISO under the Code.


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     5. Governing Law. The rights and obligations of the Optionee and the
Company under this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement, and remedies provisions of the Plan and its rules and regulations, except to the extent preempted by applicable federal law. The Optionee and the Company agree to submit to the jurisdiction of the state and federal courts of the State of Ohio with respect to matters relating to the Plan and this Agreement and agree not to raise or assert the defense that such forum is not convenient.

     6. Rights and Remedies Cumulative. All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

     7. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

     8. Severability. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

     9. Plan as Controlling. All terms and conditions of the Plan applicable to options granted thereunder which are not set forth in this Agreement shall be deemed incorporated herein by reference. In the event that any provision in this Agreement conflicts with any term in the Plan, the term in the Plan shall be deemed controlling. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan.

     10. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Optionee with respect to the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of _______________.

                                                   Company:
                                                   -------

                                                   CAMCO FINANCIAL CORPORATION



                                                   By:
                                                      --------------------------
                                                      Richard C. Baylor
                                                      Its: President


                                                   Optionee:
                                                   --------



                                                   -----------------------------
                                                   -----------------------------


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